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                                                                     EXHIBIT 5.2

                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P]



November 3, 1998


Command Systems, Inc.
76 Batterson Park Road
Farmington, CT 06032

Dear Sirs:

       In connection with the Registration Statement on Form S-1 (File No. _________ ) (the "Registration Statement") filed by Command Systems, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), registering 345,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), which were sold pursuant to the Company's initial public offering in March 1998, we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

       In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

       Based on the foregoing, we advise you that in our opinion the Shares have been duly and validly authorized and were legally issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

       The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                      Very truly yours,

                                      /s/ Fulbright & Jaworski L.L.P.